Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261405, 333-257878, 333-248576, 333-239799) and Form S-3 (No. 333- 257798) of RYVYL Inc. of our report dual dated April 17 and August 9, 2023, relating to the financial statements of RYVYL Inc., as of December 31, 2022 and 2021 which appears in this Amendment No. 1 to Annual Report on Form 10-K.

/s/Simon & Edward, LLP

Rowland Heights, CA

Date: August 9, 2023